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                                                                   EXHIBIT 99.1


                  [PULASKI FINANCIAL CORP. LOGO APPEARS HERE]



          PULASKI FINANCIAL REPORTS SOLID Q3, GROWTH IN CORE REVENUES;
           EXPECTS TO FINISH WITH STRONG Q4, RECORD EARNINGS FOR FY04

    o    RETAINED LOAN PORTFOLIO GROWS 19%--$71 MILLION--FROM PRIOR QUARTER
    o    Q3 NET INTEREST INCOME INCREASES 20%--$716,000--FROM PRIOR-YEAR QUARTER
    o    RETAIL-BANKING REVENUES INCREASE TO NEW HIGH OF $638,000
    o EXPANSION OF COMMERCIAL BANKING DIVISION STIMULATES NEARLY $11 MILLION GROWTH IN DEPOSIT TRANSACTION ACCOUNT BALANCES DURING QUARTER
    o    TOTAL ASSETS REACH $567 MILLION


ST. LOUIS, JULY 26, 2004--Pulaski Financial Corp. (Nasdaq: PULB), today reported continued growth in core revenues during the third quarter helped offset the anticipated decline in mortgage revenues following last year's unprecedented refinance boom. For the three months ended June 30, 2004, net income was $1.5 million, or $0.25 per diluted share, compared with $1.6 million, or $0.28 per diluted share, a year earlier. Per share amounts for the prior year have been adjusted to reflect the 2-for-1 stock split in July 2003.

For the first nine months of fiscal 2004, net income was $4.3 million, or $0.74 per diluted share, compared with net income of $4.4 million, or $0.78 per diluted share, for the prior-year period.

"Our core revenue growth has replaced most of last year's unusually robust refinance-related mortgage revenues and positions us for further growth in the fourth quarter and beyond," said William A. Donius, chairman, president and chief executive officer. "We expect our focus on core strategies and a further boost from our expanding commercial banking operations will result in a strong fourth quarter and record earnings for the full year."

Third-quarter net interest income climbed 20 percent to $4.2 million and retail-banking revenues rose 31 percent to $638,000, a new high for the bank. That partially offset a mortgage revenue decline of 49 percent to $1.3 million.

Total assets increased to $567 million from $401 million at fiscal year-end.

RETAINED LOAN PORTFOLIO, NET INTEREST INCOME INCREASE

The retained loan portfolio grew 19 percent from the prior quarter and 62 percent since year-end FY03 to $455 million. That contributed to a 20 percent increase in net interest income from the year-ago quarter to $4.2 million. The increase in retained loans as well as the higher percentage of commercial loans also contributed to an increase in loan loss provision to $650,000 from $311,000 a year earlier.



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Deposits also increased by 25 percent year-to-date to $391.4 million.

"We are successfully delivering on a growth strategy that counters reduced mortgage revenues through increased emphasis on retail banking and expanding our commercial and residential lending portfolio," Donius said. "We had a very strong showing by our recently formed commercial banking division, which has increased that portfolio to $90.1 million from $16.4 million at the beginning of the fiscal year. We also commend the commercial division for generating nearly $11 million of core deposit transaction account balances since the beginning of the year."

STRONG GROWTH PROSPECTS

"We remain focused on the four retail-banking strategies--mortgage lending, home equity lending, retail-banking revenues from checking accounts, and money market accounts as a funding source " Donius said. "Coupled with the contribution from expanded commercial banking, we are well positioned to resume solid earnings growth at a pace we expect to be in the double digits."

"Our focus has always been on the home purchase portion of the mortgage market, and the bank continues to be one of the top mortgage lenders in both St. Louis and Kansas City," Donius said. "For the first nine months we closed $648.1 million in residential mortgage loans for sale compared with $1.2 billion a year earlier. Much of last year's activity consisted of refinancing, while the majority of this year's lending is in the purchase market."

Donius noted that Pulaski remains in a solid asset sensitive position, with 64 percent of its assets repricing within a year and 47 percent within 30 days. Lending activities are concentrated on prime-based and other short-term adjusting assets.

CONFERENCE CALL TODAY

Management will host a teleconference and simultaneous webcast today beginning at 11 a.m. EDT to further discuss the results.

Participants in the conference call may dial 201-689-8359 a few minutes before start time. The call also will be available for replay through August 9, 2004, at 201-612-7415, account number 3055 and conference I.D. 112880.

The webcast can be accessed at
http://www.viavid.net/detailpage.aspx?sid=00001D67 and will be archived for
--------------------------------------------------
three months.

Pulaski Financial Corp., operating in its 82nd year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis and Kansas City metropolitan areas. The bank offers a full line of quality retail-banking products through seven full-service banks. The company's website can be accessed at www.pulaskibankstl.com. Visit the shareholder information page for useful and
   ----------------------
comparative data.



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STATEMENTS CONTAINED IN THIS NEWS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS
WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON THE BELIEFS AND EXPECTATIONS OF MANAGEMENT AS WELL AS THE ASSUMPTIONS MADE USING INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT. SINCE THESE STATEMENTS REFLECT THE VIEWS OF MANAGEMENT CONCERNING FUTURE EVENTS, THESE STATEMENTS INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THESE RISKS AND UNCERTAINTIES INCLUDE AMONG OTHERS, CHANGES IN MARKET INTEREST RATES AND GENERAL AND REGIONAL ECONOMIC CONDITIONS, CHANGES IN GOVERNMENT REGULATIONS, CHANGES IN ACCOUNTING PRINCIPLES AND THE QUALITY OR COMPOSITION OF THE LOAN AND INVESTMENT PORTFOLIOS AND OTHER FACTORS THAT MAY BE DESCRIBED IN THE COMPANY'S QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS ENDED DECEMBER 31, MARCH 31 AND JUNE 30 AND IN ITS ANNUAL REPORT ON FORM 10-K, EACH FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE AVAILABLE AT THE SECURITIES AND EXCHANGE COMMISSION'S INTERNET WEBSITE (WWW.SEC.GOV) AND TO WHICH REFERENCE IS HEREBY
                               -----------
MADE. THEREFORE, ACTUAL FUTURE RESULTS MAY DIFFER SIGNIFICANTLY FROM RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS.

FOR ADDITIONAL INFORMATION CONTACT:

     William A. Donius, President & CEO           Karl Plath or Brien Gately
     Pulaski Financial Corp.                      The Investor Relations Company
     (314) 878-2210 Ext. 3610                     (847) 296-4200


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                             PULASKI FINANCIAL CORP.
                   UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS

SELECTED BALANCE SHEET  DATA:                            At June 30,    At Sept 30,
(in thousands except per share data)                        2004           2003
                                                        ------------   ------------
Total assets                                             $ 566,597      $ 401,403
Loans receivable                                           455,018        280,760
Allowance for loan losses                                    4,962          3,866
Loans held for sale,  net                                   54,188         61,124
Investment securities                                        5,126          8,162
FHLB stock                                                   5,130          3,880
Mortgage-backed & related securities                         7,022          8,862
Cash and cash equivalents                                   16,433         18,656
Deposits                                                   391,374        313,607
FHLB advances                                              101,500         31,500
Subordinated debentures                                      9,279              -
Stockholders equity                                         38,613         36,383
Book value per share                                          7.05           6.70

Asset Quality Ratios:
Nonperforming loans as a percent of total loans              0.71%          1.24%
Nonperforming assets as a percent of total assets            0.65%          1.07%
Allowance for loan losses as a percent of total loans        0.97%          1.13%
Allowance for loan losses as a percent of loans              1.09%          1.38%
receivable
Allowance for loan losses as a percent of                  137.60%         91.31%
nonperforming loans
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

                                                               Three months                    Nine months
SELECTED OPERATING DATA:                                      ended June 30,                  ended June 30,
(in thousands except  share data)                          2004           2003              2004           2003
                                                       ------------   ------------      -----------    -----------
Interest income                                        $     6,306    $     5,419       $   16,577     $   16,068
Interest expense                                             2,073          1,902            5,342          6,013
                                                       ------------   ------------      -----------    -----------
Net interest income                                          4,233          3,517           11,235         10,055
Provision for loan losses                                      650            311            1,230          1,081
                                                       ------------   ------------      -----------    -----------
Net interest income after provision for loan losses          3,583          3,206           10,005          8,974
Retail banking revenues                                        638            488            1,715          1,383
Mortgage revenues                                            1,297          2,551            3,379          6,186
Insurance commissions                                          142             84              251            148
Gain on sale of securities                                       -             50              736             74
Other                                                          205            239              580            563
                                                       ------------   ------------      -----------    -----------
   Total non-interest income                                 2,282          3,412            6,661          8,354

Compensation expense                                         1,668          1,971            4,583          4,995
Other                                                        1,857          1,883            5,256          5,207
                                                       ------------   ------------      -----------    -----------
   Total non-interest expense                                3,525          3,854            9,839         10,202

Income before income taxes                                   2,340          2,764            6,827          7,126
Income taxes                                                   883          1,164            2,538          2,728
                                                       ------------   ------------      -----------    -----------
Net income                                             $     1,457    $     1,600       $    4,289     $    4,398
                                                       ============   ============      ===========    ===========

SHARE DATA
Weighted average shares outstanding-basic                5,403,441      5,368,706        5,383,266      5,368,828
Weighted average shares outstanding-diluted              5,791,178      5,700,180        5,797,358      5,687,696
EPS-basic                                              $      0.27    $      0.30       $     0.80     $     0.82
EPS-diluted                                            $      0.25    $      0.28       $     0.74     $     0.78
Dividends                                              $      0.09    $      0.05       $     0.21     $     0.14

Performance Ratios:
Return on average assets                                     1.08%          1.47%            1.23%          1.43%
Return on average equity                                    14.94%         17.98%           15.03%         16.95%
Interest rate spread                                         3.28%          3.33%            3.36%          3.32%
Net interest margin                                          3.37%          3.45%            3.47%          3.47%
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